Exhibit 99.1

Use of Proceeds
We estimate that the net proceeds from the offering of the notes will be approximately $171.0 million, after deducting the initial purchasers’ discount and other estimated fees and expenses that are related to the offering or related to the amendments to our existing 10% senior subordinated notes and Select’s existing senior secured credit facility that are being entered into in connection with the offering. We will use the net proceeds of this offering, together with existing cash on hand distributed to us by Select, to pay a special dividend of $175.0 million to our existing preferred stockholders and to make payments of approximately $14.3 million to participants under our long-term cash incentive plan.

Capitalization of Holdings
The following table sets forth (i) Holdings’ consolidated capitalization as of June 30, 2005 on an actual basis and (ii) Holdings’ consolidated capitalization on an as adjusted basis to give effect to this offering, as if it had been completed on June 30, 2005.

	As of June 30, 2005

(In millions)	Actual	As adjusted

Cash and cash equivalents(1)	$21.1	$2.8
Debt:
Select:
Revolving credit facility(2)	185.0	185.0
Term loan facility(3)	578.6	578.6
7 5/8% senior subordinated notes due 2015	660.0	660.0
Other debt	3.4	3.4

Total Select debt	1,427.0	1,427.0
Holdings:
Senior floating rate notes offered hereby	–	175.0
10% senior subordinated notes due 2015(4)	131.1	131.1

Total Holdings debt	131.1	306.1
Total debt	1,558.1	1,733.1
Participating preferred stock	605.2	430.2
Total stockholders’ equity	(263.8)	(272.4)

Total capitalization	$1,899.5	$1,890.9

(1) The net adjustment to cash reflects Holdings’ use of the proceeds from the offering, together with approximately $18.3 million of existing Select cash on hand, to pay a $175.0 million dividend to its existing preferred stockholders, to make payments totaling approximately $14.3 million to participants in its long-term cash incentive plan and to pay related fees and expenses. See “Use of Proceeds.”
(2) The revolving credit facility is part of Select’s existing senior secured credit facility and provides for borrowings of up to $300.0 million, of which $92.4 million was available as of June 30, 2005 for working capital and general corporate purposes (after giving effect to $22.6 million of outstanding letters of credit as of June 30, 2005).
(3) In connection with the February 2005 Transactions, Select borrowed $580.0 million in term loans under its existing senior secured credit facility. Between February 24, 2005 and June 30, 2005, Select repaid approximately $1.4 million of its outstanding term loans.
(4) Reflects the balance sheet liability of Holdings’ existing notes calculated in accordance with GAAP. The balance sheet liability so reflected is less than the $150.0 million aggregate principal amount of such notes because such notes were issued with original issue discount. Interest on the notes accrues on the full principal amount thereof and Holdings will be obligated to repay the full principal amount thereof at maturity or upon any mandatory or voluntary prepayment thereof.

Unaudited Pro Forma Condensed Consolidated
Financial Information of Select
The following unaudited pro forma condensed consolidated financial information of Select has been derived by the application of pro forma adjustments to Select’s historical consolidated statements of operations. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2005 give effect to the February 2005 Transactions as if such events occurred on January 1, 2005. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2004 and the six months ended June 30, 2004 give effect to the February 2005 Transactions as if such events occurred on January 1, 2004. The pro forma combined statement of operations for the twelve months ended June 30, 2005 are pro forma for the February 2005 Transactions, as if such events had occurred on July 1, 2004, and represents the sum of the amounts set forth in the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2004 and the amounts set forth in the unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2005 less the amounts set forth in the unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2004. The unaudited pro forma condensed consolidated statements of operations is for comparative purposes only and does not purport to represent what Select’s results of operations would actually have been had the February 2005 Transactions in fact occurred on the assumed dates or to project Select’s results of operations for any future date or future period. A pro forma balance sheet is not presented because the February 2005 Transactions are fully reflected in Select’s historical balance sheet as of June 30, 2005 that is contained herein.
The acquisition of Select by Holdings is accounted for, and is presented in the pro forma condensed consolidated statements of operations, under the purchase method of accounting prescribed in Statement of Financial Accounting Standards (SFAS) No. 141, “Business Combinations,” with intangible assets recorded in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets” (SFAS 142). The excess purchase price over net tangible and intangible assets acquired and liabilities assumed has been allocated to goodwill. The fair values of tangible and identifiable intangible assets acquired were determined based on preliminary valuation information. Select continues to obtain additional information necessary to finalize the determination of the fair value of the assets acquired. In accordance with the provisions of SFAS 142, identifiable intangibles are amortized over their estimated life and no amortization of indefinite-lived intangible assets or goodwill will be recorded.
Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with these unaudited pro forma condensed consolidated statements of operations. The actual purchase accounting adjustments described in the accompanying notes were made as of the closing date of the February 2005 Transactions. Revisions to the preliminary purchase price allocation of the February 2005 Transactions may have an impact on the unaudited pro forma condensed consolidated statements of operations contained herein.
You should read Select’s unaudited pro forma condensed consolidated statements of operations and the related note thereto in conjunction with Select’s historical consolidated financial statements and related notes thereto and other information in “Selected Historical Consolidated Financial Data of Select,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Select.”

Select
Unaudited pro forma condensed consolidated
statement of operations
For the twelve months ended December 31, 2004

(In thousands)	Historical	Adjustments		Pro forma

Net operating revenues	$1,660,791	$–		$1,660,791

Costs and expenses:
Cost of services	1,294,903	–		1,294,903
General and administrative	45,856	–		45,856
Bad debt expense	48,522	–		48,522
Depreciation and amortization	39,977	4,091	(1)	44,068

Total costs and expenses	1,429,258	4,091		1,433,349

Income from operations	231,533	(4,091)		227,442
Other income and expense:
Interest expense, net	(31,051)	(64,946	)(2)	(95,997)

Income from continuing operations before minority interests and income taxes	200,482	(69,037)		131,445
Minority interest in consolidated subsidiary companies	3,448	–		3,448

Income from continuing operations before income taxes	197,034	(69,037)		127,997
Income tax expense	79,602	(27,891	)(3)	51,711

Income from continuing operations	$117,432	$(41,146)		$76,286

Select
Unaudited pro forma condensed consolidated
statement of operations
For the six months ended June 30, 2004

(In thousands)	Historical	Adjustments		Pro forma

Net operating revenues	$833,706	$–		$833,706

Costs and expenses:
Cost of services	647,307	–		647,307
General and administrative	25,545	–		25,545
Bad debt expense	23,199	–		23,199
Depreciation and amortization	19,269	2,046	(1)	21,315

Total costs and expenses	715,320	2,046		717,366

Income from operations	118,386	(2,046)		116,340
Other income and expense:
Interest expense, net	(15,902)	(32,271	)(2)	(48,173)

Income from continuing operations before minority interests and income taxes	102,484	(34,317)		68,167
Minority interest in consolidated subsidiary companies	2,152	–		2,152

Income from continuing operations before income taxes	100,332	(34,317)		66,015
Income tax expense	40,447	(13,834	)(3)	26,613

Income from continuing operations	$59,885	$(20,483)		$39,402

Select
Unaudited pro forma condensed consolidated
statement of operations
For the combined six months ended June 30, 2005

	Predecessor	Successor

	For the	For the
	period	period	Combined
	January 1	February 25	six months
	through	through	ended
	February 24,	June 30,	June 30,
(In thousands)	2005	2005	2005	Adjustments		Pro forma

Net operating revenues	$287,787	$686,752	$974,539	$–		$974,539

Costs and expenses:
Cost of services	225,428	531,025	756,453	–		756,453
Stock compensation associated with Merger	142,213	6,143	148,356	–		148,356
General and administrative	7,484	15,667	23,151	–		23,151
Bad debt expense	6,661	10,024	16,685	–		16,685
Depreciation and amortization	6,177	16,737	22,914	682	(1)	23,596

Total costs and expenses	387,963	579,596	967,559	682		968,241

Income (loss) from operations	(100,176)	107,156	6,980	(682)		6,298
Other income and expense:
Loss on early retirement of debt	(42,736)	–	(42,736)	–		(42,736)
Merger related charges	(12,025)	–	(12,025)	–		(12,025)
Interest expense, net	(4,211)	(34,521)	(38,732)	(10,564	)(2)	(49,296)

Income (loss) before minority interests and income taxes	(159,148)	72,635	(86,513)	(11,246)		(97,759)
Minority interest in consolidated subsidiary companies	469	1,492	1,961	–		1,961

Income (loss) before income taxes	(159,617)	71,143	(88,474)	(11,246)		(99,720)
Income tax expense (benefit)	(59,366)	28,649	(30,717)	(3,904	)(3)	(34,621)

Net income (loss)	$(100,251)	$42,494	$(57,757)	$(7,342)		$(65,099)

Select
Unaudited pro forma condensed consolidated
statement of operations
For the twelve months ended June 30, 2005

	Predecessor		Successor

	For the	For the	For the
	period	period	period	Combined
	July 1	January 1	February 25	twelve months
	through	through	through	ended
	December 31,	February 24,	June 30,	June 30,
(In thousands)	2004	2005	2005	2005	Adjustments		Pro forma

Net operating revenues	$827,085	$287,787	$686,752	$1,801,624	$–		$1,801,624

Costs and expenses:
Cost of services	647,596	225,428	531,025	1,404,049	–		1,404,049
Stock compensation associated with Merger	–	142,213	6,143	148,356	–		148,356
General and administrative	20,311	7,484	15,667	43,462	–		43,462
Bad debt expense	25,323	6,661	10,024	42,008	–		42,008
Depreciation and amortization	20,708	6,177	16,737	43,622	2,727	(1)	46,349

Total costs and expenses	713,938	387,963	579,596	1,681,497	2,727		1,684,224

Income (loss) from operations	113,147	(100,176)	107,156	120,127	(2,727)		117,400
Other income and expense:
Loss on early retirement of debt	–	(42,736)	–	(42,736)	–		(42,736)
Merger related charges	–	(12,025)	–	(12,025)	–		(12,025)
Interest expense, net	(15,149)	(4,211)	(34,521)	(53,881)	(43,239	)(2)	(97,120)

Income (loss) from continuing operations before minority interests and income taxes	97,998	(159,148)	72,635	11,485	(45,966)		(34,481)
Minority interest in consolidated subsidiary companies	1,296	469	1,492	3,257	–		3,257

Income (loss) from continuing operations before income taxes	96,702	(159,617)	71,143	8,228	(45,966)		(37,738)
Income tax expense (benefit)	39,155	(59,366)	28,649	8,438	(18,524	)(3)	(10,086)

Income (loss) from continuing operations	$57,547	$(100,251)	$42,494	$(210)	$(27,442)		$(27,652)

Select
Notes to unaudited pro forma condensed consolidated
statements of operations
(1) Represent amortization on an incremental increase in identifiable intangible assets of which $20.5 million would be amortized over a five year life.
(2) The adjustment to interest expense represents the elimination of historical interest expense related to Select’s then outstanding 9 1/2% and 7 1/2% senior subordinated notes that Select redeemed in the February 2005 Transactions. In addition, the adjustment includes the recording of interest expense for the February 2005 Transactions, as if such events had occurred as of the beginning of the respective periods presented. The following presents the interest expense for Select’s existing 7 5/8% senior subordinated notes calculated based upon the actual interest rate and principal amount outstanding, and the interest expense for Select’s existing term loans and revolving credit facility are calculated based on the initial principal amount outstanding and the following assumed interest rates:

(In thousands)	Outstanding principal	Interest rate

Existing revolving credit facility	$200,000	5.4145%
Existing term loans	580,000	4.6300%
Senior subordinated notes	660,000	7.6250%

The following table summarizes the February 2005 Transactions’ pro forma interest expense adjustment (in thousands):

	Year ended	Six months	Six months	Twelve months
	December 31,	ended June 30,	ended June 30,	ended June 30,
	2004	2004	2005(a)	2005

Eliminate interest expense on 9 1/2% senior subordinated notes	$(16,079)	$(8,040)	$(2,456)	$(10,495)
Eliminate interest expense on 7 1/2% senior subordinated notes	(13,125)	(6,563)	(2,005)	(8,567)
Eliminate amortization of deferred financing fees from the tendered 9 1/2% and 7 1/2% senior subordinated notes and former credit facility	(2,169)	(1,083)	(361)	(1,447)
Eliminate commitment fees related to former credit facility	(1,054)	(536)	(147)	(665)
Interest on existing revolving credit facility	10,829	5,415	1,654	7,068
Commitment fee on unused portion of credit facility	424	219	64	269
Interest on existing term loan facility	26,854	13,427	4,103	17,530
Interest on senior subordinated notes	50,325	25,163	7,689	32,851
Amortization of deferred financing fees from senior subordinated notes and existing credit facility	7,302	3,659	1,220	4,863
Reduction of interest income related to use of existing cash to fund transaction(b)	1,639	610	803	1,832

Transaction pro forma interest adjustment	$64,946	$32,271	$10,564	$43,239

(a) February 2005 Transaction pro forma interest adjustment for the six months ended June 30, 2005 represents elimination of historical amounts from January 1, 2005 to February 24, 2005 and inclusion of pro forma amounts for that same period.
(b) The reduction in interest income is related to the use of $131.1 million of Select’s existing cash to fund the February 2005 Transactions. The interest rates used were 1.250%, 0.931% and 2.61% for the year ended December 31, 2004 and the six months ended June 30, 2004 and 2005, respectively, and represent the average interest rate earned by us during the period presented.

An increase or decrease of 12.5 basis points would result in an increase or decrease of annual interest expense associated with Select’s existing revolving credit facility and Select’s existing term loan facility of approximately $1.0 million.
(3) Represents the incremental tax effect of the adjustments based upon Select’s effective statutory tax rate as follows with the exception of the twelve months ended June 30, 2005, where we implied a tax rate of 40.3%:

Time period	Tax rate

Year Ended December 31, 2004	40.4%
Six Months Ended June 30, 2004	40.3%
Six Months Ended June 30, 2005	34.7%
Twelve Months Ended June 30, 2005	40.3%

Unaudited Pro Forma Condensed Consolidated Financial Information of Holdings
The following unaudited pro forma condensed consolidated financial information of Holdings has been prepared by adjusting Select’s historical consolidated financial statements. The unaudited pro forma condensed consolidated balance sheet of Holdings as of June 30, 2005 reflects adjustments to the historical consolidated balance sheets of Select and Holdings as of June 30, 2005 and then applies certain pro forma adjustments to give effect to the offering, related payments to participants under Holdings’ long-term cash incentive plan and the payment of related fees and expenses as if they occurred on such date. The unaudited pro forma condensed consolidated statements of operations of Holdings for the year ended December 31, 2004, for the six months ended June 30, 2004 and 2005 and for the twelve months ended June 30, 2005, respectively, give effect to the February 2005 Transactions as if such events occurred as of January 1, 2004, January 1, 2005, and July 1, 2004, respectively. Certain pro forma adjustments have been applied to such statements of operations to also give effect to this offering as if it occurred as of January 1, 2004, January 1, 2005 and July 1, 2004, respectively. The unaudited pro forma condensed consolidated financial information is for comparative purposes only and does not purport to represent what Holdings’ financial position or results of operations would actually have been had the offering and the February 2005 Transactions in fact occurred on the assumed dates or to project Holdings’ financial position or results of operations for any future date or future periods.
Under the terms of Holdings’ Long-Term Cash Incentive Plan, cash payments may be made upon the occurrence of specified events, including dividends on or redemptions of preferred stock. Holdings intends to use proceeds of the offering to pay a special dividend to the holders of its preferred stock and, consequently, expects to make a non-recurring payment to participants in its cash incentive plan. An adjustment for payments to be made pursuant to Holdings’ cash incentive plan has not been reflected in the accompanying unaudited condensed consolidated pro forma statements of operations.
You should read Holdings’ unaudited pro forma condensed consolidated financial statements and the related notes thereto in conjunction with Select’s historical consolidated financial statements and related notes thereto, the Unaudited Pro Forma Condensed Consolidated Financial Information of Select and other information in “Selected Historical Consolidated Financial Data of Select,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Select.”

Holdings
Unaudited pro forma condensed consolidated
balance sheet
As of June 30, 2005

	June 30, 2005

	Holdings	Select					Consolidated
	historical	historical	Eliminations		Adjustments		pro forma
(In thousands)

ASSETS
Current Assets:
Cash and cash equivalents	$–	$21,069	$–		$(18,300	)(2)	$2,769
Restricted cash	–	6,851	–		–		6,851
Accounts receivable, net of allowance for doubtful accounts of $106,345 and $94,622 in 2005 and 2004, respectively	–	315,142	–		–		315,142
Current deferred tax asset	–	71,013	–		–		71,013
Other current assets	–	20,442	–		–		20,442

Total Current Assets	–	434,517	–		(18,300)		416,217
Investment in Select	429,062	–	(429,062	)(1)	–		–
Property and equipment, net	–	220,572	–		–		220,572
Goodwill	–	1,369,637	–		–		1,369,637
Other identifiable intangibles	–	89,858	–		–		89,858
Non-current deferred tax asset	–	8,137	–		–		8,137
Other assets	1,744	65,240	–		4,000	(3)	70,984

Total Assets	$430,806	$2,187,961	$(429,062)		$(14,300)		$2,175,405

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current portion of long-term debt and notes payable	$–	$8,298	$–		$–		$8,298
Accounts payable	–	63,448	–		–		63,448
Accrued payroll	–	58,067	–		–		58,067
Accrued vacation	–	26,905	–		–		26,905
Accrued professional liability	–	17,303	–		–		17,303
Accrued restructuring	–	2,888	–		–		2,888
Accrued other	5,179	96,581	–		–		101,760
Income taxes payable	(2,198)	3,541	–		(5,749	)(4)	(4,406)
Due to third party payors	–	11,484	–		–		11,484

Total Current Liabilities	2,981	288,515	–		(5,749)		285,747
Long-term debt, net of current portion	131,071	1,418,682	–		175,000	(5)	1,724,753

Total Liabilities	134,052	1,707,197	–		169,251		2,010,500
Commitments and Contingencies
Minority interest in consolidated subsidiary companies	–	7,093	–		–		7,093
Participating preferred stock	605,172	–	–		(175,000	)(2)	430,172
Stockholders’ Equity:
Common stock	196	–	–		–		196
Capital in excess of par	(305,229)	429,062	(429,062	)(1)	–		(305,229)
Retained earnings	(3,385)	42,494	–		(8,551	)(4)	30,558
Accumulated other comprehensive income	–	2,115	–		–		2,115

Total Stockholders’ Equity	(308,418)	473,671	(429,062)		(8,551)		(272,360)

Total Liability and Stockholders’ Equity	$430,806	$2,187,961	$(429,062)		$(14,300)		$2,175,405

Holdings
Notes to unaudited pro forma condensed consolidated
balance sheet
(1) This adjustment represents the outstanding equity of Holdings and eliminates its investment in the common stock of Select. As of the time of this offering, Select has 100 shares of common stock, par value of $0.01 per share, issued and outstanding and Holdings has 196,408,342 shares of common stock, including shares issued pursuant to restricted stock awards, $0.001 par value, and 22,165,256 shares of 5% participating preferred stock, with a liquidation preference of $26.90 per share plus accrued and unpaid dividends, issued and outstanding. As of June 30, 2005, this amount would have been $10.4 million.
(2) This adjustment reflects the use of approximately $18.3 million of cash on hand of Select, along with the proceeds from the offering, to finance a special dividend of $175.0 million to the holders of Holdings’ preferred stock, to make payments of approximately $14.3 million to participants in Holdings’ long-term cash incentive plan and to pay related fees and expenses of $4 million. Under the terms of Holdings’ amended and restated certificate of incorporation, the payment of the special dividend to its preferred stockholders will reduce the liquidation value of its preferred stock by $175.0 million. Accordingly, future accruals of regular quarterly dividends on the preferred stock and the value of Holdings’ obligation to pay its preferred stockholders upon a liquidation, change of control or qualified initial public offering will be calculated based on the reduced liquidation value of the preferred stock after giving effect to the payment of the special dividend.
The table below summaries the entries (in thousands):

Gross proceeds of this offering	$175,000
Payment of debt issuance costs	(4,000)
Payment of dividends on preferred stock	(175,000)
Payments under Holdings’ long-term cash incentive plan	(14,300)

Total decrease in cash and cash equivalents	$(18,300)

(3) This adjustment represents the impact of the capitalization of debt issuance costs related to the offering.
(4) This adjustment represents the tax-related effects of the payments under Holdings’ cash incentive plan. The payments would be recorded as compensation expense, and the related tax effects is presented at Holdings’ effective rate of 40.2%, as shown below (in thousands):

Total payment required under Holdings’ long-term cash incentive plan	$$14,300
Tax benefit at 40.2%	$5,749

(5) This adjustment represents the effect of the additional indebtedness incurred as a result of the offering.

Holdings
Unaudited pro forma condensed consolidated
statement of operations
For the twelve months ended December 31, 2004

	Select			Holdings
(In thousands)	pro forma	Adjustments		pro forma

Net operating revenues	$1,660,791	$–		$1,660,791

Costs and expenses:
Cost of services	1,294,903	–		1,294,903
General and administrative	45,856	–		45,856
Bad debt expense	48,522	–		48,522
Depreciation and amortization	44,068	–		44,068

Total costs and expenses	1,433,349	–		1,433,349

Income from operations	227,442	–		227,442
Other income and expense:
Interest expense, net	(95,997)	(34,587	)(1)	(130,584)

Income from continuing operations before minority interests and income taxes	131,445	(34,587)		96,858
Minority interest in consolidated subsidiary companies	3,448	–		3,448

Income from continuing operations before income taxes	127,997	(34,587)		93,410
Income tax expense	51,711	(13,973	)(2)	37,738

Net income from continuing operations	$76,286	$(20,614)		$55,672

Holdings
Unaudited pro forma condensed consolidated
statement of operations
For the six months ended June 30, 2004

	Select			Holdings
(In thousands)	pro forma	Adjustments		pro forma

Net operating revenues	$833,706	$–		$833,706

Costs and expenses:
Cost of services	647,307	–		647,307
General and administrative	25,545	–		25,545
Bad debt expense	23,199	–		23,199
Depreciation and amortization	21,315	–		21,315

Total costs and expenses	717,366	–		717,366

Income from operations	116,340	–		116,340
Other income and expense:
Interest expense, net	(48,173)	(17,264	)(1)	(65,437)

Income before minority interests and income taxes	68,167	(17,264)		50,903
Minority interest in consolidated subsidiary companies	2,152	–		2,152

Income before income taxes	66,015	(17,264)		48,751
Income tax expense	26,613	(6,960	)(2)	19,653

Net income	$39,402	$(10,304)		$29,098

Holdings
Unaudited pro forma condensed consolidated
statement of operations
For the combined six months ended June 30, 2005

	Select			Holdings
(In thousands)	pro forma	Adjustments		pro forma

Net operating revenues	$974,539	$–		$974,539

Costs and expenses:
Cost of services	756,453	–		756,453
Stock compensation associated with Merger	148,356	–		148,356
General and administrative	23,151	–		23,151
Bad debt expense	16,685	–		16,685
Depreciation and amortization	23,596	–		23,596

Total costs and expenses	968,241	–		968,241

Income from operations	6,298	–		6,298
Other income and expense:
Loss on early retirement of debt	(42,736)	–		(42,736)
Merger related charges	(12,025)	–		(12,025)
Interest expense, net	(49,296)	(17,264	)(1)	(66,560)

Loss before minority interests and income taxes	(97,759)	(17,264)		(115,023)
Minority interest in consolidated subsidiary companies	1,961	–		1,961

Loss before income taxes	(99,720)	(17,264)		(116,984)
Income tax benefit	(34,621)	(5,994	)(2)	(40,615)

Net loss	$(65,099)	$(11,270)		$(76,369)

Holdings
Unaudited pro forma condensed consolidated
statement of operations
For the combined twelve months ended June 30, 2005

	Select			Holdings
(In thousands)	pro forma	Adjustments		pro forma

Net operating revenues	$1,801,624	$–		$1,801,624

Costs and expenses:
Cost of services	1,404,049	–		1,404,049
Stock compensation associated with Merger	148,356	–		148,356
General and administrative	43,462	–		43,462
Bad debt expense	42,008	–		42,008
Depreciation and amortization	46,349	–		46,349

Total costs and expenses	1,684,224	–		1,684,224

Income from operations	117,400	–		117,400
Other income and expense:
Loss on early retirement of debt	(42,736)	–		(42,736)
Merger related charges	(12,025)	–		(12,025)
Interest expense, net	(97,120)	(34,587	)(1)	(131,707)

Loss before minority interests and income taxes	(34,481)	(34,587)		(69,068)
Minority interest in consolidated subsidiary companies	3,257	–		3,257

Loss before income taxes	(37,738)	(34,587)		(72,325)
Income tax benefit	(10,086)	(13,939	)(2)	(24,025)

Net loss	$(27,652)	$(20,648)		$(48,300)

Holdings
Notes to unaudited pro forma condensed consolidated
statements of operations
(1) The adjustment to interest expense represents the recording of interest expense for senior subordinated notes issued by Holdings in the February 2005 Transactions and the notes being offered hereby, as if such events had occurred as of the beginning of the respective periods presented.

	Outstanding	Interest
(In thousands)	principal	rate

Holdings Existing Senior Subordinated Notes	$150,000	10.0%
Notes offered hereby (LIBOR + 5.75%)(a)	175,000	9.76%

(a) Based on 6-month LIBOR as of September 15, 2005.
The following table summarizes the pro forma interest expense adjustment:

	Year ended	Six months	Six months	Twelve months
	December 31,	ended June 30,	ended June 30,	ended June 30,
(In thousands)	2004	2004	2005	2005

Interest on Senior Subordinated Notes	$15,000	$7,500	$7,500	$15,000
Amortization of deferred financing fees from Senior Subordinated Notes	180	60	60	180
Amortization of discount on Senior Subordinated Notes	1,927	964	964	1,927
Interest on notes offered hereby	17,080	8,540	8,540	17,080
Amortization of deferred financing fees from notes offered hereby	400	200	200	400

Transaction pro forma interest adjustment	$34,587	$17,264	$17,264	$34,587

An increase or decrease of 12.5 basis points in LIBOR would result in an increase or decrease of annual interest expense associated with the notes offered hereby of approximately $0.2 million.
(2) Represents the incremental tax effect of the adjustments based upon our effective statutory tax rate as follows:

Time period	Tax rate

Year Ended December 31, 2004	40.4%
Six Months Ended June 30, 2004	40.3%
Six Months Ended June 30, 2005	34.7%
Twelve Months Ended June 30, 2005	40.3%

Sources of net operating revenues
The following table presents the approximate percentages by source of net operating revenue received for healthcare services we provided for the periods indicated:

	Fiscal year ended			Six months
	December 31,			ended June 30,

Net operating revenues by payor source	2002	2003	2004	2004	2005(1)

Medicare	40.3%	46.0%	48.0%	47.0%	54.3%
Commercial insurance(2)	49.1	43.2	40.8	42.5	35.7
Private and other(3)	9.5	9.2	9.1	8.4	8.0
Medicaid	1.1	1.6	2.1	2.1	2.0

Total	100.0%	100.0%	100.0%	100.0%	100.0%

(1) The net operating revenues for the period after the consummation of the February 2005 Transactions, February 25, 2005 through June 30, 2005 (Successor period), has been added to the net operating revenues for the period from January 1, 2005 through February 24, 2005 (Predecessor period), to arrive at the combined six months ended June 30, 2005.
(2) Includes commercial healthcare insurance carriers, health maintenance organizations, preferred provider organizations, workers’ compensation and managed care programs.
(3) Includes self payors, Canadian revenues, contract management services and non-patient related payments. Self pay revenues represent less than 1% of total net operating revenues.
Non-government sources
Although in recent years an increasing percentage of our net operating revenues were generated from the Medicare program, a majority of our net operating revenues continue to come from private payor sources. These sources include insurance companies, workers’ compensation programs, health maintenance organizations, preferred provider organizations, other managed care companies and employers, as well as by patients directly. Patients are generally not responsible for any difference between customary charges for our services and amounts paid by Medicare and Medicaid programs, insurance companies, workers’ compensation companies, health maintenance organizations, preferred provider organizations and other managed care companies, but are responsible for services not covered by these programs or plans, as well as for deductibles and co-insurance obligations of their coverage. The amount of these deductibles and co-insurance obligations has increased in recent years. Collection of amounts due from individuals is typically more difficult than collection of amounts due from government or business payors. To further reduce their healthcare costs, most insurance companies, health maintenance organizations, preferred provider organizations and other managed care companies have negotiated discounted fee structures or fixed amounts for hospital services performed, rather than paying healthcare providers the amounts billed. Our results of operations may be negatively affected if these organizations are successful in negotiating further discounts.
Government sources
Medicare is a federal program that provides medical insurance benefits to persons age 65 and over, some disabled persons and persons with end-stage renal disease. Medicaid is a federal-state funded program, administered by the states, which provides medical benefits to individuals who are unable to afford healthcare. All of our hospitals are currently certified as Medicare providers. Our outpatient rehabilitation clinics regularly receive Medicare payments for their services. Additionally, our specialty hospitals participate in 13 state Medicaid programs. Amounts received under the Medicare and Medicaid programs are generally less than the customary charges for the services provided. In recent years, there have been significant changes made to the Medicare and Medicaid programs. Since nearly half of our revenues come from patients under the Medicare program, our ability to operate our business successfully in the future will depend in large measure on our ability to adapt to changes in the Medicare program. See “—Government Regulations— Overview of U.S. and state government reimbursements.”
Employees
As of June 30, 2005, we employed approximately 21,100 people throughout the United States and Canada. A total of approximately 13,900 of our employees are full time and the remaining approximately 7,200 are part time employees. Outpatient, contract therapy and physical rehabilitation and occupational health employees totaled approximately 8,700 and inpatient employees totaled approximately 11,800. The remaining approximately 600 employees were in corporate management, administration and other services.

Legal proceedings
Purported class action lawsuit
On August 24, 2004, Clifford C. Marsden and Ming Xu filed a purported class action complaint in the United States District Court for the Eastern District of Pennsylvania on behalf of the public stockholders of our company against Martin F. Jackson, Robert A. Ortenzio, Rocco A. Ortenzio, Patricia A. Rice and us. In February 2005, the Court appointed James Shaver, Frank C. Bagatta and Capital Invest, die Kapitalanlagegesellschaft der Bank Austria Creditanstalt Gruppe GmbH as lead plaintiffs (“Lead Plaintiffs”).
On April 19, 2005, Lead Plaintiffs filed an amended complaint, purportedly on behalf of a class of shareholders of Select, against Martin F. Jackson, Robert A. Ortenzio, Rocco A. Ortenzio, Patricia A. Rice, and us as defendants. The amended complaint continues to allege, among other things, failure to disclose adverse information regarding a potential regulatory change affecting reimbursement for our services applicable to long-term acute care hospitals operated as hospitals within hospitals, and the issuance of false and misleading statements about our financial outlook. The amended complaint seeks, among other things, damages in an unspecified amount, interest and attorneys’ fees. We believe that the allegations in the amended complaint are without merit and intend to vigorously defend against this action. As of the date of this offering memorandum, this litigation was in its pre-answer motion phase.

We carry director and officer insurance covering this purported class action lawsuit, and while we do not believe this claim will have a material adverse effect on our financial position or results of operations, due to the uncertain nature of such litigation, we cannot predict the outcome of this matter.
Other legal proceedings
We are subject to legal proceedings and claims that arise in the ordinary course of our business, which include malpractice claims covered under our insurance policies. In our opinion, the outcome of these actions will not have a material adverse effect on the financial position or results of operations of our company.
To cover claims arising out of the operations of our hospitals and outpatient rehabilitation facilities, we maintain professional malpractice liability insurance and general liability insurance. We also maintain umbrella liability insurance covering claims which, due to their nature or amount, are not covered by or not fully covered by our other insurance policies. These insurance policies also do not generally cover punitive damages. See “Risk Factors— Significant legal actions as well as the cost and possible lack of available insurance could subject us to substantial uninsured liabilities.”
Health care providers are often subject to lawsuits under the qui tam provisions of the federal False Claims Act. Qui tam lawsuits typically remain under seal (hence, usually unknown to the defendant) for some time while the government decides whether or not to intervene on behalf of a private qui tam plaintiff (known as a relator) and take the lead in the litigation. These lawsuits can involve significant monetary damages and penalties and award bounties to private plaintiffs who successfully bring the suits. A qui tam lawsuit against our company has been filed in the United States District Court for the District of Nevada, but because the action is still under seal, we do not know the details of the allegations or the relief sought. As is required by law, the federal government is conducting an investigation of matters alleged by this complaint. We have received subpoenas for patient records and other documents apparently related to the federal government’s investigation. We believe that this investigation involves the billing practices of certain of our subsidiaries that provide outpatient services to beneficiaries of Medicare and other federal health care programs. The three relators in this qui tam lawsuit are two former employees of our Las Vegas, Nevada subsidiary who were terminated by us in 2001 and a former employee of our Florida subsidiary who we asked to resign. We sued the former Las Vegas employees in state court in Nevada in 2001 for, among other things, return of misappropriated funds, and our lawsuit has recently been transferred to the federal court in Las Vegas. While the government has investigated but chosen not to intervene in two previous qui tam lawsuits filed against our company, we cannot assure you that the government will not intervene in the Nevada qui tam case or any other existing or future qui tam lawsuit against us. While litigation is inherently uncertain, we believe, based on our prior experiences with qui tam cases and the limited information currently available to us, that this qui tam action will not have a material adverse effect on our company.

Long-term cash incentive plan
On June 2, 2005, Holdings adopted a Long-Term Cash Incentive Plan, which we refer to as the cash plan. The total number of units available under the cash plan for awards may not exceed 100,000. If any awards are terminated, forfeited or cancelled, units granted under such awards are available for award again under the cash plan. The purposes of the cash plan are to attract and retain key employees, motivate participating key employees to achieve the long-range goals of our company, provide competitive incentive compensation opportunities and further align the interests of participating key employees with Holdings’ stockholders.
The compensation committee of the board of directors of Holdings administers the cash plan. If there is no compensation committee, the board of directors will administer the cash plan. The administrator of the cash plan has the authority, in its sole discretion, to select participants to receive awards of units. The administrator also has the authority to determine the time of receipt, the types of awards and number of units conveyed by awards, and to establish the terms, conditions and other provisions of the awards under the cash plan. Except as otherwise provided in a participant’s unit award agreement, a participant will forfeit all such units granted upon termination of employment for any reason other than for death or disability.
Cash benefits of up to $100.0 million in the aggregate are payable under the cash plan and are based upon (i) the value of our company upon a change of control of Holdings or upon qualified initial public offering of Holdings or (ii) a redemption of Holdings’ preferred stock or special dividends paid on Holdings’ preferred stock. Until the occurrence of an event that would trigger the payment of cash on any outstanding units is deemed probable by us, no expense for any award is reflected in our financial statements. The payment of the special dividend to our existing stockholders in connection with this offering of the notes will trigger our payment obligations to participants in the cash plan. See “Use of Proceeds.”

Security Ownership of Certain Beneficial Owners
and Management
The following table sets forth information as of September 1, 2005, with respect to the beneficial ownership of our capital stock by (i) our Chief Executive Officer and each of the other Named Executive Officers set forth below, (ii) each of our directors, (iii) all of our directors and executive officers as a group and (iv) each holder of five percent (5%) or more of any class of our outstanding capital stock.

	Common	Percent of	Participating	Percent of
	shares	outstanding	preferred shares	outstanding
	beneficially	common	beneficially	participating
Name of beneficial owner(1)	owned	shares	owned	preferred shares

Welsh, Carson, Anderson & Stowe(2)	114,938,181	58.6%	16,877,179.59	76.9%
Thoma Cressey Equity Partners(3)	17,962,732	9.2%	2,671,038.22	12.2%
Rocco A. Ortenzio(4)	17,838,968	9.1%	978,853.33	4.5%
Robert A. Ortenzio(5)	16,401,873	8.4%	913,858.31	4.2%
Russell L. Carson(6)	2,910,387	1.5%	432,771.36	2.0%
Bryan C. Cressey(7)	17,962,732	9.2%	2,671,038.22	12.2%
Thomas A. Scully(8)	130,256	*	4,460.97	*
Sean M. Traynor(9)	5,000	*	743.49	*
David S. Chernow(10)	20,000	*	2,973.98	*
James E. Dalton, Jr.	50,000	*	7,434.94	*
Leopold Swergold	200,000	*	29,739.78	*
Patricia A. Rice(11)	4,283,361	2.2%	53,531.60	*
S. Frank Fritsch(12)	1,448,482	*	46,864.77	*
Martin F. Jackson(13)	3,632,781	1.9%	54,066.93	*
All directors and named executive officers as a group(14)	64,883,840	33.1%	5,196,337.68	23.7%

* Less than one percent (1%)
(1) Unless otherwise indicated, the address of each of the beneficial owners identified is 4716 Old Gettysburg Road, P.O. Box 2034, Mechanicsburg, Pennsylvania 17055.
(2) Represents (A) 80,857,283 common shares and 12,023,373.01 participating preferred shares held by WCAS IX over which WCAS IX has sole voting and investment power, (B) 15,000 common shares and 2,230.48 participating preferred shares held by WCAS Management Corporation, over which WCAS Management Corporation has sole voting and investment power, (C) 3,623,302 common shares and 538,780.97 participating preferred shares held by WCAS Capital Partners IV, L.P., over which WCAS Capital Partners IV, L.P. has sole voting and investment power, (D) an aggregate 8,246,203 common shares and 1,226,213.10 participating preferred shares held by individuals who are general partners of WCAS IX Associates LLC, the sole general partner of WCAS IX and/or otherwise employed by an affiliate of Welsh, Carson, Anderson & Stowe, and (E) an aggregate 22,196,394 common shares and 3,086,582.03 participating preferred shares held by other co-investors, over which WCAS IX has sole voting power. WCAS IX Associates LLC, the sole general partner of WCAS IX and the individuals who serve as general partners of WCAS IX Associates LLC, including Russell L. Carson, and Sean M. Traynor, may be deemed to beneficially own the shares beneficially owned by WCAS IX. Such persons disclaim beneficial ownership of such shares. The principal executive offices of Welsh, Carson, Anderson & Stowe are located at 320 Park Avenue, Suite 2500, New York, New York 10022.

(3) Represents (A) 7,480,145 common shares and 1,112,289.19 participating preferred shares held by Thoma Cressey Fund VI, L.P. over which Thoma Cressey Fund VI, L.P. has shared voting and investment power, (B) 74,801 common shares and 11,122.80 participating preferred shares held by Thoma Cressey Friends Fund VI, L.P., over which Thoma Cressey Friends Fund VI, L.P. has shared voting and investment power, (C) 9,846,200 common shares and 1,464,118.96 participating preferred shares held by Thoma Cressey Fund VII, L.P., over which Thoma Cressey Fund VII, L.P. has shared voting and investment power, (D) 153,800 common shares and 22,869.89 participating preferred shares held by Thoma Cressey Friends Fund VII, L.P., over which Thoma Cressey Friends Fund VII, L.P. has shared voting and investment power and (E) 407,786 common shares and 60,637.38 participating preferred shares held by Mr. Cressey. Mr. Cressey is a principal of Thoma Cressey Equity Partners Inc. The principal address of Thoma Cressey Equity Partners Inc. is 9200 Sears Tower, 233 South Wacker Drive, Chicago, IL 60606.
(4) Includes 385,697 common shares held by the Ortenzio Family Foundation of which Mr. Ortenzio is a trustee. Does not include 5,000,000 common shares held by The Robert A. Ortenzio Descendants Trust of which Mr. Ortenzio is a trustee. Does not include 2,615,000 common shares held by The 2005 Rice Family Trust of which Mr. Ortenzio is a trustee.
(5) Includes 10,256,176 common shares which are subject to restrictions on transfer set forth in a restricted stock award agreement entered into at the time of the consummation of the February 2005 Transactions. Does not include 5,000,000 common shares held by The Robert A. Ortenzio Descendants Trust of which Mr. Ortenzio is a trustee. Does not include 2,615,000 common shares held by The 2005 Rice Family Trust of which Mr. Ortenzio is a trustee. Does not include 4,000,000 common shares held by The Rocco A. Ortenzio Descendants Trust of which Mr. Ortenzio is a trustee.
(6) Does not include 80,857,283 common shares and 12,023,373.01 participating preferred shares owned by WCAS IX, 15,000 common shares and 2,230.48 participating preferred shares owned by WCAS Management Corporation or 3,623,302 common shares and 538,780.97 participating preferred shares owned by WCAS Capital Partners IV, L.P. Mr. Carson, as a general partner of WCAS IX and WCAS Capital Partners IV, L.P. and as an officer of WCAS Management Corporation, may be deemed to beneficially own the shares beneficially owned by WCAS IX, WCAS Management Corporation and WCAS Capital Partners IV, L.P. Mr. Carson disclaims beneficial ownership of such shares.
(7) Includes (A) 7,480,145 common shares and 1,112,289.19 participating preferred shares held by Thoma Cressey Fund VI, L.P., (B) 74,801 common shares and 11,122.80 participating preferred shares held by Thoma Cressey Friends Fund VI, L.P., (C) 9,846,200 common shares and 1,464,118.96 participating preferred shares held by Thoma Cressey Fund VII, L.P., and (D) 153,800 common shares and 22,869.89 participating preferred shares held by Thoma Cressey Friends Fund VII, L.P. Mr. Cressey is a principal of Thoma Cressey Equity Partners Inc. Mr. Cressey may be deemed to beneficially own the shares beneficially owned by Thoma Cressey Fund VI, L.P., Thoma Cressey Friends Fund VI, L.P., Thoma Cressey Fund VII, L.P. and Thoma Cressey Friends Fund VII, L.P. Mr. Cressey disclaims beneficial ownership of such shares. The principal address of Mr. Cressey is 9200 Sears Tower, 233 South Wacker Drive, Chicago, IL 60606.
(8) Includes 100,256 common shares which are subject to restrictions on transfer set forth in a restricted stock award agreement entered into at the time of the consummation of the February 2005 Transactions.
(9) Does not include 80,857,283 common shares and 12,023,373.01 participating preferred shares owned by WCAS IX, 15,000 common shares and 2,230.48 participating preferred shares owned by WCAS Management Corporation or 3,623,302 common shares and 538,780.97 participating preferred shares owned by WCAS Capital Partners IV, L.P. Mr. Traynor, as a general partner of WCAS IX and WCAS Capital Partners IV, L.P. and as an officer of WCAS Management Corporation, may be deemed to beneficially own the shares beneficially owned by WCAS IX, WCAS Management Corporation and WCAS Capital Partners IV, L.P. Mr. Traynor disclaims beneficial ownership of such shares.
(10) Includes 20,000 common shares and 2,973.98 participating preferred shares held as tenants in common with his wife, Elizabeth A. Chernow.
(11) Includes 3,923,361 common shares which are subject to restrictions on transfer set forth in a restricted stock award agreement entered into at the time of the consummation of the February 2005 Transactions and 360,000 common shares and 53,531.60 participating preferred shares owned by The Patricia Ann Rice Living Trust for which Ms. Rice acts as a trustee.
(12) Includes 1,133,316 common shares which are subject to restrictions on transfer set forth in a restricted stock award agreement entered into at the time of the consummation of the February 2005 Transactions.
(13) Includes 3,269,181 common shares which are subject to restrictions on transfer set forth in a restricted stock award agreement entered into at the time of the consummation of the February 2005 Transactions. Includes 14,400 common shares and 2,141.28 preferred shares owned by Mr. Jackson’s children who live in his household and over which Mr. Jackson acts as custodian.
(14) Does not include 80,857,283 common shares and 12,023,373.01 participating preferred shares owned by WCAS IX, 15,000 common shares and 2,230.48 participating preferred shares owned by WCAS Management Corporation or 3,623,302 common shares and 538,780.97 participating preferred shares owned by WCAS Capital Partners IV, L.P. Includes an aggregate 18,722,290 common shares which are subject to restrictions on transfer set forth in restricted stock award agreements entered into at the time of the consummation of the February 2005 Transactions.
Holdings’ existing senior subordinated notes
Concurrently with the consummation of the February 2005 Transactions, Holdings issued to WCAS Capital Partners IV, L.P., an investment fund affiliated with Welsh Carson, which we refer to as WCAS CP IV, Rocco A. Ortenzio, Robert A. Ortenzio and certain other investors who are members of or affiliated with the Ortenzio family, $150.0 million in aggregate principal amount of our senior subordinated notes due 2015, which we refer to as the existing Holdings notes, and an agreed-upon number of shares of our preferred stock and common stock, for an aggregate purchase price of $150.0 million. The proceeds from the issuance of the existing Holdings notes were contributed by Holdings to Select as equity.
Holdings, WCAS CP IV, Rocco A. Ortenzio, Robert A. Ortenzio and the other holders of the existing Holdings notes have agreed to amend and restate the terms of the existing Holdings notes, which we refer to as the amended Holdings notes, concurrently with the consummation of the offering of the notes offered hereby to, among other things, subordinate them to the notes offered hereby and extend their maturity date to December 31, 2005.
Select’s existing senior secured credit facility and the indenture governing Select’s existing 7 5/8% senior subordinated notes contain certain restrictions on its ability to pay dividends to Holdings for the purpose of paying cash interest on the Holdings notes. See “—Select’s existing senior secured credit facility” and “Description of the Notes— Certain covenants— Restricted payments.” The amended Holdings notes bear interest at a rate of 10% per annum, except that if any interest payment is not paid in cash, such unpaid amount will be multiplied by 1.2 and added to the outstanding principal amount of the amended Holdings notes (with the result that such unpaid interest will have accrued at an effective rate of 12% instead of 10%). Interest on the amended Holdings notes will be payable semi-annually in arrears.
The amended Holdings notes may be prepaid, in whole or in part, without premium or penalty. In addition, the amended Holdings notes are subject to mandatory prepayment in the event of any change of control, initial public offering or sale of all or substantially all of Holdings’ assets. Select’s existing senior secured credit facility and the indenture governing Select’s 7 5/8% senior subordinated notes contain certain restrictions on its ability to pay dividends to Holdings for the purpose of making principal payments on the amended Holdings notes. The amended Holdings notes are subordinate in right of payment to the notes offered hereby and our guaranty of Select’s existing senior secured credit facility on the terms set forth in the amended Holdings notes.